UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2026

Jones Ventures INTL Acquisition1 Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43396	98-1913650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Hudson St, 6th Floor

New York, NY 10013

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 267-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one Share Right	JONEU	The Nasdaq Stock Market LLC

Class A ordinary Shares, par value $0.0001 per share	JONE	The Nasdaq Stock Market LLC

Share Rights, one eighth (1/8) of a Class A ordinary share upon consummation of our initial business combination	JONER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Ordinary Shares and Rights

On September 1, 2026, Jones Ventures INTL Acquisition1 Corp (the “Company”) announced that, commencing on September 3, 2026, the holders of units issued in its initial public offering (the “Units”), each Unit consists of one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares”), one Share Right to receive one eighth (1/8) of a Class A ordinary share, may elect to separately trade shares of Class A Ordinary Shares and Rights included in the Units. No fractional Rights will be issued upon separation of the Units and only whole Rights will trade. The Units not separated will continue to trade on the Nasdaq under the symbol “JONEU.” Shares of Class A Ordinary Shares and the Rights are expected to trade on the Nasdaq under the symbols “JONE” and “JONER,” respectively. Holders of Units will need to have their brokers contact VStock Transfer, LLC, the Company’s transfer agent, in order to separate the Units into shares of Class A Ordinary Shares and Rights.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated September 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Ventures INTL Acquisition1 Corp

By:	/s/ Alan F. Hill
	Name:	Alan F. Hill
	Title:	Chief Executive Officer

Dated: September 1, 2026

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